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                                                                     Exhibit 5.8

                                                        2500 - 360 Main Street
                                                        Winnipeg, Manitoba
                                                        Canada  R3C 4H6

                                                        Tel. (204) 956 0560
                                                        Fax (204) 957 0227
                                                        E-mail firm@pitblado.com


                                                        File No. 33300/11

February 26, 2004

CanWest Media Inc.
31st Floor, TD Centre
201 Portage Avenue
Winnipeg, Manitoba R3B 3L7

Global Communications Limited
31st Floor, TD Centre
201 Portage Avenue
Winnipeg, Manitoba R3B 3L7

Ladies and Gentlemen:

We have acted as corporate counsel in the Province of Manitoba to Global Communications Limited ("GCL") (on its own behalf and in its capacity as general partner for Global Television Network Quebec, Limited Partnership/Reseau de Television Global Quebec, Societe en Commandite ("Global Quebec LP")) in connection with the preparation and filing of the Registration Statement on Form F-3 filed by CanWest Media Inc. (the "Company"), GCL and the other guarantors identified therein (collectively, the "Guarantors") with the Securities and Exchange Commission on September 25, 2003, and as filed in amended form on or about the date hereof (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of US$41,880,457 aggregate principal amount of the Company's 10 5/8% senior subordinated notes due 2011 (the "Notes") (and the related Guarantee of the Guarantors (the "Guarantee")) offered for sale from time to time by the selling securityholder identified in the prospectus forming part of the Registration Statement. The Notes were issued pursuant to an Indenture dated as of May 17, 2001 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as Trustee.

In this capacity, we have examined the Registration Statement, the prospectus contained therein and originals or copies certified or otherwise identified to our satisfaction of such corporate records of GCL, certificates of public officials, officers of GCL and other persons, and such other documents, agreements and instruments, as we deemed necessary as a basis for the opinion hereinafter expressed. In rendering the opinion expressed below, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed and have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such further examination of law and fact as we have deemed appropriate in connection with the opinions hereinafter set forth.

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Based upon, and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

1. GCL has been duly organized, has all requisite corporate power and authority to perform its obligations under the Indenture and the Guarantee, and, based and relying solely on a certificate of status issued by the Director under The Corporations Act (Manitoba) on February 26, 2004, is validly existing under the laws of the Province of Manitoba.

2. The Indenture has been duly authorized, and has been duly executed, by GCL (on its own behalf and in its capacity as general partner for Global Quebec LP) in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

3. The Guarantee has been duly authorized, and has been duly executed, by GCL (on its own behalf and in its capacity as general partner for Global Quebec LP) in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

4. The execution and delivery of the Indenture and the Guarantee by GCL (on its own behalf and in its capacity as general partner for Global Quebec LP), the performance by GCL of its obligations thereunder (on its own behalf and in its capacity as general partner for Global Quebec LP) and the enforcement of such obligations do not violate any applicable law of the Province of Manitoba or the federal laws of Canada applicable therein.

This opinion is limited solely to the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

This opinion is being delivered to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. Kaye Scholer LLP may rely on this opinion with respect to matters governed by Manitoba law for purposes of its opinion to the Company and the other addressees identified therein, dated on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein.

Without limitation, the opinions herein are subject to the following assumptions and qualifications:

     (a) we have assumed that the Guarantee, the Notes and the Indenture do not violate any applicable law of the State of New York of the United States of America;

     (b) we have assumed that GCL is a "wholly-owned subsidiary" of the Company for the purposes of The Corporations Act (Manitoba); and

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     (c)  we have assumed that Global Quebec LP is a limited partnership registered under the laws of the Province of Quebec.




Yours truly,

/s/ PITBLADO